UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SONICWALL, INC.
(Exact name of Registrant as specified in its charter)

CALIFORNIA	77-0270079
(State of incorporation)	(I.R.S. Employer Identification Number)

1143 Borregas Avenue
Sunnyvale, CA 94089
(Address, including zip code, of Registrant’s principal executive offices)

Options to purchase common stock granted under the Aventail Corporation 2007 Equity Incentive Plan and assumed by the Registrant
(Full title of the plan)

Frederick M. Gonzalez
Vice President, General Counsel and
Corporate Secretary
SONICWALL, INC.
1143 Borregas Avenue
Sunnyvale, CA 94089
(408) 745-9600
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Richard L. Dickson, Esq.
Kris Withrow, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California St.
Mountain View, CA 94041
(650) 988-8500

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class	Amount	Offering	Aggregate	Amount of
of Securities to	To be	Price	Offering	Registration
be Registered	Registered (1)	Per Share	Price	Fee
Common Stock, no par value	744,043 (3)	$8.44(2)	$6,279,722.92	$192.79

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Aventail Corporation 2007 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)
Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price of outstanding options granted pursuant to the Aventail Corporation 2007 Equity Incentive Plan.

(3)
Represents shares subject to issuance upon the exercise of stock options outstanding under the Aventail Corporation 2007 Equity Incentive Plan and assumed by Registrant on July 10, 2007 pursuant to an Agreement and Plan of Merger, as amended, by and among Registrant, a wholly-owned subsidiary of Registrant and Aventail Corporation.

TABLE OF CONTENTS

Page
PART II
Item 3.	Incorporation of Documents by Reference	II-1
Item 4.	Description of Securities	II-1
Item 5.	Interests of Named Experts and Counsel	II-1
Item 6.	Indemnification of Directors and Officers	II-1
Item 7.	Exemption from Registration Claimed	II-2
Item 8.	Exhibits	II-2
Item 9.	Undertakings	II-2
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

SONICWALL, INC.
REGISTRATION STATEMENT ON FORM S-8
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

SonicWALL, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Commission on March 14, 2007 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)
All other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in paragraph (1) above; and

(c)	The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on October 19, 1999.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

The documents incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. The Registrant’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

Item 4. Description of Securities.

 Not applicable.

Item 5. Interests of Named Experts and Counsel.

  Not applicable.

Item 6. Indemnification of Directors and Officers.

 Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act.

Article V of the Registrant’s Amended and Restated Articles of Incorporation provides for indemnification of directors and officers to the maximum extent permitted by California law. Pursuant to the authority provided by its Amended and Restated Articles of Incorporation, the Registrant has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Registrant, and providing for certain other protections.

Article VI of the Registrant’s Bylaws provides (subject to certain limitations) for indemnification to the maximum extent permitted by the Corporations Code of California of agents of the Registrant, including officers and directors, who were or are parties to any action or proceeding against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with all threatened, pending or completed actions or proceedings, including civil, criminal, administrative and investigative actions and proceedings that arise by reason of the fact that any such persons are or were agents of the Registrant.

The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description
4.1
Registrant’s Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333- 85997, originally filed with the Commission on August 27, 1999, as subsequently amended).

4.2	Registrant’s Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-27723)).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Independent Registered Public Accounting Firm (Armanino McKenna LLP).

23.2	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

99.1	Aventail Corporation 2007 Equity Incentive Plan.

99.2	Form of Notice of Stock Option Grant, Stock Option Agreement and Notice of Stock Option Exercise under the Aventail Corporation 2007 Equity Incentive Plan.

99.3	Form of Notice of Stock Option Assumption.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 9, 2007.

SONICWALL, INC.
By:	/s/ Matthew Medeiros
Matthew Medeiros
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Medeiros and Frederick M. Gonzalez, each of them, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Medeiros	President and Chief Executive Officer and Director	August 9, 2007
Matthew Medeiros	(Principal Executive Officer)

/s/ Robert D. Selvi	Chief Financial Officer	August 9, 2007
Robert D. Selvi	(Principal Financial Officer)

/s/ Robert B. Knauff	Chief Accounting Officer	August 9, 2007
Robert B. Knauff	(Principal Accounting Officer)

/s/ John C. Shoemaker	Chairman of the Board	August 9, 2007
John C. Shoemaker

/s/ Edward F. Thompson	Director	August 9, 2007
Edward F. Thompson

/s/ Charles D. Kissner	Director	August 9, 2007
Charles D. Kissner

/s/ Cary H. Thompson	Director	August 9, 2007
Cary H. Thompson

/s/ David W. Garrison	Director	August 9, 2007
David W. Garrison

/s/ Charles Berger	Director	August 9, 2007
Charles Berger

/s/ Keyur A. Patel	Director	August 9, 2007
Keyur A. Patel

SONICWALL, INC.
INDEX TO EXHIBITS

Exhibit
Number	Description
4.1
Registrant’s Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333- 85997, originally filed with the Commission on August 27, 1999, as subsequently amended).

4.2	Registrant’s Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-27723)).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Independent Registered Public Accounting Firm (Armanino McKenna LLP).

23.2	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

99.1	Aventail Corporation 2007 Equity Incentive Plan.

99.2	Form of Notice of Stock Option Grant, Stock Option Agreement and Notice of Stock Option Exercise under the Aventail Corporation 2007 Equity Incentive Plan.

99.3	Form of Notice of Stock Option Assumption.